UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  November 6, 2008


                            FIRST BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)

       Missouri                    000-22842                  43-1654695
-----------------------------  -------------------       -------------------
(State or other jurisdiction      (Commission             (I.R.S. Employer
of incorporation)                 File Number)            Identification No.)

  142 East First Street, Mountain Grove, Missouri               65711
--------------------------------------------------       -------------------
       (Address of principal executive offices)               (Zip Code)

     Registrant's telephone number, including area code:  (417) 926-5151


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(c) On November 10, 2008, First Bancshares, Inc. ("Company") and First Home Savings Bank ("Bank") issued a press release announcing the appointment of Thomas M. Sutherland, Chairman of the Company's and Bank's Boards of Directors, as the Chief Executive Officer of the Company and the Bank. Mr. Sutherland has served as Chairman of the Board of the Company's and Bank's Boards of Directors since 2005 and served as Interim Chief Executive Officer from October 28, 2008. Mr. Sutherland is 56 years old and is the first cousin of R.J. Breidenthal who serves as a Director of the Company and the Bank.

     The Company also announced that it had appointed Lannie E. Crawford to serve as President of the Company and the Bank. Mr. Crawford has served as the Company's and the Bank's interim President since October 28, 2008 and prior to his appointment as interim President served as the Bank's Senior Vice President. Mr. Crawford joined the Bank in November 2007 and has more than 30 years of experience with financial institutions. Mr. Crawford is 58 years old.

     There are no arrangements or understandings with either Mr. Sutherland or Mr. Crawford and any other persons pursuant to which they were selected as officers. In addition, Messrs. Sutherland and Crawford are not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission's Regulation S-K.


Item 9.01. Financial Statements and Exhibits.

       (d) Exhibits

        99.1   News Release of First Bancshares, Inc. dated November 10, 2008.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2008            FIRST BANCSHARES, INC.


                                   /s/ Thomas M. Sutherland
                                   ----------------------------------
                                   Thomas M. Sutherland
                                   Chief Executive Officer


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                                 Exhibit 99.1

                      News Release Dated November 10, 2008

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                         **FOR IMMEDIATE RELEASE**

                            FIRST BANCSHARES, INC.
                  ANNOUNCES APPOINTMENT OF PRESIDENT AND CHIEF
                EXECUTIVE OFFICER AND RESULTS OF ANNUAL MEETING

Mountain Grove, Missouri (November 10, 2008)   First Bancshares, Inc. (The
Nasdaq Stock Market LLC - FstBksh: "FBSI") (the "Company"), the parent company of First Home Savings Bank, Mountain Grove, Missouri ("Bank"), today announced the appointment of Thomas M. Sutherland, the Chairman of the Board of the Company and the Bank, as Chief Executive Officer of the Company and the Bank effective November 6, 2008. Mr. Sutherland has served as Chairman of the Board of the Company's and Bank's Boards of Directors since 2005.

The Company also announced that on November 6, 2008 it had also appointed Lannie E. Crawford, as President of the Company and the Bank. Mr. Crawford joined the Bank in November 2007 and has more than 30 years of experience with
financial institutions.   Mr. Crawford served as Senior Vice President and
Regional Manager of Sun Security Bank, Mountain Grove, Missouri from 2003 until November 2007.

Messrs. Sutherland and Crawford had served in these positions on an interim basis since the resignation of Daniel P. Katzfey on October 28, 2008.

The Company also announced that at its Annual Meeting of Shareholders that was held on November 6, 2008 the shareholders approved the re-election of D. Mitch Ashlock and Thomas M. Sutherland to the Company's Board of Directors for terms that expire in 2011.

First Home Savings Bank is an FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri and ten full service branch facilities in Springfield, Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

At September 30, 2008, First Bancshares, Inc. had consolidated total assets of $244.0 million and stockholders' equity of $27.3 million.


Forward-looking statements:
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the safe harbors of the PSLRA. Any such forward-looking statements are subject to various risks and uncertainties and are therefore qualified by First Bancshares, Inc.'s cautionary statements contained in its filings with the Securities and Exchange Commission, including, but not limited to Annual Reports on Form 10-K, Quarterly Reports
on Form 10-Q and Current Reports on Form 8-K.   Accordingly, these factors
should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statements.

For additional information contact Thomas M. Sutherland at (417) 926-5151.

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